Pilgrim America Bank and Thrift Fund N-SAR 12/31/97
                                  Exhibit 77C



The quarterly report dated September 30, 1997 for Pilgrim America Bank and Thrift Fund (SEC File #811-4504 and 1933 Act #333-33445) is herein incorporated by reference. See page 6 of the Report for the Special Shareholder Meeting Results.